UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): March 1, 2013

MARATHON PATENT GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54652	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2331 Mill Road, Suite 100 Alexandria, VA	22314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 626-4984

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth in Item 5.02 is incorporated by reference into this Item 1.01.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Appointment of Chief Technology Officer

On March 1, 2013, Mr. Nathaniel Bradley was appointed as the Company’s Chief Technology Officer and President of IP Services. Mr. Bradley, 37, is a recognized pioneer and active expert in the new media internet technology sector. He is the named inventor of several Internet technology patents and patents pending with U.S. Patent and Trademark Office. Mr. Bradley is the named inventor of several patented Internet and Mobile technology inventions. Mr. Bradley is a recognized pioneer and active expert in the new media and mobile Internet technology sector. He is also the named inventor of over 80 Internet technology patents and patents pending with United States Patent & Trademark Office. Over the past decade, Mr. Bradley has been involved in the expansion, reduction to practice, mass commercialization and enforcement of Internet patents related to the customization of Internet content to end users.  Mr. Bradley is developing an Intellectual Property Services operation for the Marathon Patent Group at the University of Arizona Science & Technology Park in Tucson. In his past experience as Chief Technology & Product Officer Mr. Bradley has been involved in the development and spin-out divestiture of VoiceAmerica, Radio Pilot, World Talk Radio & BoomBox Radio. He has been involved in the acquisition and consolidation of Internet Radio operations and mobile marketing operations including Augme Mobile in 2010.  Mr. Bradley has also been involved with patent enforcement and patent litigation since 2007.

Pursuant to the Employment Agreement between the Company and Mr. Bradley dated March 1, 2013 (“Bradley Employment Agreement”), Mr. Bradley shall serve as the Company’s Chief Technology Officer and President of IP Services for two (2) years. The Bradley Employment Agreement shall be automatically renewed for successive one (1) year periods thereafter. Mr. Bradley shall be entitled to a base salary at an annual rate of $195,000, with such upward adjustments as shall be determined by the Board in its sole discretion. Mr. Bradley shall also be entitled to an annual bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board for earning bonuses. Mr. Bradley shall be awarded five (5) year stock options to purchase an aggregate of one million (1,000,000) shares of the Company’s common stock, with a strike price based on the closing price of the Company’s common stock on March 1, 2013 as reported by the OTC Bulletin Board, vesting in twenty-four (24) equal installments on each monthly anniversary of March 1, 2013, provided Mr. Bradley is still employed by the Company on each such date.

There is no family relationship between Mr. Bradley and any of our other officers and directors. There are no understandings or arrangements between Mr. Bradley and any other person pursuant to which Mr. Bradley was selected as an officer.

Except for the aforementioned Bradley Employment Agreement, there has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Bradley had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

The forgoing description of the principal terms of the Bradley Employment Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Bradley Employment Agreement attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

Appointment of Chief Operating Officer

On March 1, 2013, Mr. James Crawford was appointed as the Company’s Chief Operating Officer. Mr. Crawford, 37, was a founding member of Kino Interactive, LLC, a developer of enhanced communication software and digital media solutions, and of AudioEye, Inc. Mr. Crawford’s experience as an entrepreneur spans the entire life cycle of companies from start-up capital to compliance officer and director of reporting public companies. Prior to his involvement as Chief Operating Officer of Marathon Patent Group., Mr. Crawford served as a director and officer of Augme Technologies, Inc. beginning March 2006, and assisted the company in maneuvering through the initial challenges of acquisitions executed by the company through 2011 that established the company as a leading mobile marketing company in the United States. Mr. Crawford is experienced in public company finance and compliance functions. He has extensive experience in the area of intellectual property creation, management and licensing. Mr. Crawford also served on the board of directors Modavox® and Augme Technologies, and as founder and managing member of Kino Digital, Kino Communications, and Kino Interactive; and formerly as the Chief Information Officer of Augme Technologies, Inc. and its subsidiary Hipcricket, Inc. which Mr. Crawford led a team at Augme that acquired it in 2010. He has been involved in several technology acquisitions and consolidations within the Internet Radio sector, mobile marketing and intellectual property assets. Mr. Crawford is the named inventor on over 80 patents pending in the mobile marketing sector with a strong background in computer science and proficient in several programming languages. Mr. Crawford has received specialized training in the area of corporate compliance. He has also been involved with patent litigation and enforcement since 2007.

Pursuant to the Employment Agreement between the Company and Mr. Crawford dated March 1, 2013 (“Crawford Employment Agreement”), Mr. Crawford shall serve as the Company’s Chief Operating Officer for two (2) years. The Crawford Employment Agreement shall be automatically renewed for successive one (1) year periods thereafter. Mr. Crawford shall be entitled to a base salary at an annual rate of $185,000, with such upward adjustments as shall be determined by the Board in its sole discretion. Mr. Crawford shall also be entitled to an annual bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board for earning bonuses. Mr. Crawford shall be awarded five (5) year stock options to purchase an aggregate of five hundred thousand (500,000) shares of the Company’s common stock, with a strike price based on the closing price of the Company’s common stock on March 1, 2013 as reported by the OTC Bulletin Board, vesting in twenty-four (24) equal installments on each monthly anniversary of March 1, 2013, provided Mr. Crawford is still employed by the Company on each such date.

There is no family relationship between Mr. Crawford and any of our other officers and directors. There are no understandings or arrangements between Mr. Crawford and any other person pursuant to which Mr. Crawford was selected as an officer.

Except for the aforementioned Crawford Employment Agreement, there has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Crawford had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

The forgoing description of the principal terms of the Crawford Employment Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Bradley Employment Agreement attached hereto as Exhibit 10.2, which is incorporated herein by this reference.

ITEM 8.01	OTHER EVENTS.

On March 6, 2013, the Company issued a press release. The press release is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Employment Agreement between the Company and Nathaniel Bradley dated March 1, 2013
10.2	Employment Agreement between the Company and James Crawford dated March 1, 2013
99.1	Text of Press Release issued by the Company on March 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 6, 2013

MARATHON PATENT GROUP, INC.

By:	/s/ Doug Croxall
Name: Doug Croxall
Title: Chief Executive Officer